Exhibit (a)(1)(C)

ELECTION

TO CONSENT, PARTICIPATE AND EXERCISE WARRANT
PURSUANT TO OFFER TO AMEND AND EXERCISE WARRANTS TO
PURCHASE COMMON STOCK OF CRYOPORT, INC.

To:	Cryoport, Inc.

17305 Daimler Street

Irvine, California 92614

Attn: Robert Stefanovich

This Election to Consent, Participate and Exercise Warrant is provided in connection with the Offer to Amend and Exercise Warrants to Purchase Common Stock of Cryoport, Inc. (the “Company”) dated March 3, 2016, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Consent, Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise.

The undersigned holder of Original Warrants hereby:

1.  Elects to participate in the Offer to amend the undersigned’s Original Warrant(s) as set forth in the amendment attached hereto as Annex A-1 (or, in the case of the Original Warrants with an exercise price of $8.28 (the “$8.28 Warrants”), the amendment attached hereto as Annex A-2) solely with respect to the following number of shares issuable upon exercise of such Original Warrant(s):

Class of Original Warrant[1]	Number of Shares Currently Issuable upon Exercise of Such Original Warrant Elected to Be Included in the Offer (the “Elected Shares”) (indicate number of shares)[2]
Original Warrant with an exercise price of $2.28
Original Warrant with an exercise price of $2.40
Original Warrant with an exercise price of $3.48
Original Warrant with an exercise price of $4.44
Original Warrant with an exercise price of $5.88
Original Warrant with an exercise price of $6.00
Original Warrant with an exercise price of $8.28

1 The exercise has been adjusted for the 1-for-12 reverse stock split that became effective on May 19, 2015. Accordingly the Original Warrants issued to you will reflect a lower exercise price than those set forth above.

2 Please indicate the number of shares as adjusted for the 1-for-12 reverse stock split.

2. The undersigned hereby elects to exercise and to purchase the Elected Shares and to deliver the aggregate exercise price in cash of $______________ (i.e., $1.25 multiplied by the total number of Elected Shares specified above).

3. The undersigned acknowledges that certificates for the Elected Shares be issued in the same name as the Original Warrant and delivered to the address of the undersigned set forth on the signature page to this Election to Consent, Participate and Exercise Warrant.

4. The undersigned acknowledges that, if the Elected Shares are not all of the shares issuable under the undersigned’s Original Warrants, a new applicable Original Warrant evidencing the rights not so exercised will be issued in the same name as the Original Warrant and delivered to the address of the undersigned set forth on the signature page to this Election to Consent, Participate and Exercise Warrant.

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ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1.           To accept the Offer, the undersigned must comply with the “Instructions for Delivery” attached hereto as Annex B.

2.           If the undersigned elects to participate in the Offer and the undersigned’s Original Warrants are properly tendered in the Offer, then immediately following such date (a) the Original Warrants described in Table 1 above shall be automatically amended with respect to the Elected Shares as set forth in Annex A-1 attached hereto (or, in the case of the $8.28 Warrants, the amendment attached hereto as Annex A-2) without any further action by the undersigned or the Company, and (b) the undersigned will automatically and contemporaneously be deemed to have exercised the undersigned’s Amended Warrants effective as of the Expiration Date; provided, however, if the aggregate number of Elected Shares for all holders participating in the Offer is greater than 2,448,000 shares, the number of Elected Shares of the undersigned will be reduced on a pro rata basis as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise.

3.           If the undersigned elects to participate in the Offer, and the undersigned’s Elected Shares are less than all of the shares of common stock issuable upon exercise of an Original Warrant, the right to purchase the number of shares of common stock in excess of the Elected Shares will be reissued to the undersigned pursuant to a replacement warrant with the same terms and conditions of the applicable Original Warrant.

4.           Holders may elect to participate in the Offer with respect to some or all of the Original Warrants that they hold. If a holder chooses not to participate in the Offer, such holder’s Original Warrants will remain in full force and effect with no change in the terms of the Original Warrants.

5.           If the undersigned chooses to participate in the Offer, the undersigned must correctly and truthfully complete, execute and deliver to the Company:

(i)	this Election to Consent, Participate and Exercise Warrant;

(ii)	the accredited investor representation (Annex C);

(iii)	the selling stockholder questionnaire (Annex D); and

(iv)	the Affidavit of Loss and Indemnification Agreement (Annex E) or the original copy of the Original Warrants.

6.           If the undersigned chooses to participate in the Offer, the undersigned must also tender cash in the amount equal to $1.25 per share multiplied by the number of Elected Shares.

7.           The undersigned accepts the terms and conditions of the Offer.

8.           The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer.

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9.           The undersigned understands that the Offer is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer would not be in compliance with the laws of such jurisdiction.

10.         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Consent, Participate and Exercise Warrant is irrevocable.

11.         Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

The undersigned hereby represents and warrants that:

1.           The undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

2.           The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the shares issuable upon exercise of the Amended Warrants.

3.           The undersigned has had the opportunity to review the current business prospects, financial condition, and operating history of the Company as set forth or incorporated by reference in the Offer to Amend and Exercise.

4.           The undersigned has had the opportunity to ask questions and receive answers from the Company or Emergent Financial Group, Inc., the solicitation agent for the Offer, regarding the terms and conditions of the Offer and has received all the information the undersigned considers necessary or appropriate for deciding whether to accept the Offer.

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The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent, Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:

Fax:

Tax ID/SSN:

Signature Page to Election to Consent, Participate and Exercise Warrant

Annex A-1

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Cryoport, Inc., a Nevada corporation (the “Company”), and Holder (as defined in the Warrant). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Company offered to amend (the “Offer”), upon the terms and subject to the conditions set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock, dated March 3, 2016, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), certain outstanding warrants of the Company, including the Warrant.

WHEREAS, Holder elected to participate in the Offer to amend the Warrant with respect to such number of shares of the Company’s common stock as specified in the Holder’s validly delivered Election to Consent, Participate and Exercise Warrant form, as adjusted by any pro rata reduction as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise (the “Warrant Shares” or the “Shares”).

WHEREAS, if the number of Warrant Shares is less than all of the shares of common stock issuable upon exercise of the Warrant (without giving any effect to this Amendment), then the Company is separately issuing the Holder a new warrant to purchase common stock with the same terms as the Warrant (without giving any effect to this Amendment), representing a warrant to purchase the number of shares of common stock in excess of the Warrant Shares.

WHEREAS, the Company and the Holder desire to amend the Warrant as set forth herein with respect to the number of Warrant Shares.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.                   Amendment. This Amendment shall amend the Warrant solely with respect to the number of Warrant Shares. The Warrant is hereby amended to provide that the number of shares that Holder has the right to purchase from the Company pursuant to the Warrant is now equal to the number of Warrant Shares.

2.                   Term. The definition of “Term” as used in the Warrant is hereby deleted and replaced in its entirety with the following:

“The term of this Warrant (the “Term”) begins on the date this Warrant is originally issued and the rights under this Warrant expire at 9:00 p.m., Pacific Time on March 30, 2016, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated March 3, 2016 (the “Offer to Amend and Exercise”).”

Annex A-1-1

3.                   Exercise Period. All references to “Exercise Period” are hereby deleted and replaced with the “Term”.

4.                   Exercise. Section 2 of the Warrant is hereby deleted and replaced in its entirety with the following:

“2.          Exercise.

(a)          Manner and Date of Exercise. The purchase rights represented by this Warrant shall be deemed exercised by delivery before the end of the Term, of all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Representation (in the form required by the Election to Consent, Participate and Exercise Warrant), (iii) a signed copy of a selling stockholder questionnaire (in the form required by the Election to Consent, Participate and Exercise Warrant), (iv) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Election to Consent, Participate and Exercise Warrant) for cancellation, and (v) cash in the amount equal to $1.25 per share multiplied by the number of Warrant Shares (collectively, the “Acceptance and Exercise Documents”). The cash shall be tendered in the form of either a check payable to Fidelity Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the end of the Term to: Cryoport, Inc., 17305 Daimler Street, Irvine, California 92614, Attn: Robert Stefanovich; Facsimile: (949) 544-8815, or via email to stockadministrator@cryoport.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant) (such delivery of the Acceptance and Exercise Documents and the cash exercise price hereinafter called the “Exercise” of this Warrant), provided, however, that the original copy of the Warrant must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile or via email. This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to the end of the Term.

(b)          Delivery of Common Stock Upon Exercise. Upon the exercise of this Warrant in compliance with the provisions of Section 2(a) hereof (the “Date of Exercise”), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise (the “Exercise Shares”). The rights under this Warrant may not be exercised in part. The exercise of this Warrant will be effective at the expiration of the Offer to Amend and Exercise at 9:00 p.m., Pacific Time, at the expiration of the Term.

Annex A-1-2

(c)          Restrictive Legend. The Holder understands that the Exercise Shares will be issued pursuant to a claimed exemption from registration under the Securities Act and thus, until such time as this Warrant and the Exercise Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act, the certificate for the Exercise Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(d)          Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant.

(e)          Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon Exercise of this Warrant.”

5.                   Payment of Warrant Exercise Price. Section 3 of the Warrant is hereby deleted and replaced in its entirety with the following:

“3.          Payment of Warrant Exercise Price.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall equal $1.25 per share. Payment of the Exercise Price may be made in the form of a check or by wire transfer.”

6.                   Adjustments to Exercise Price. Section 5 of the Warrant is hereby deleted in its entirety.

7.                   Lock-Up Period. The Warrant is hereby amended by adding a new Section 14 as follows:

Annex A-1-3

“14.        Lock-Up Period.

(a)          Lock-Up Restrictions. The Holder agrees not to sell, make any Short Sale (as defined below) of, loan, pledge, grant any option for the purchase of, or otherwise dispose of any of the Warrant Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of sixty (60) days after the end of the Term (the “Lock-Up Period”). For the avoidance of doubt, the Holder may transfer during the Lock-Up Period any such Warrant Shares to any of its Affiliates in accordance with Section 8, provided that such Affiliate(s) agree to be bound by the same lock up restrictions.

(b)          Stop-Transfer Instructions. In order to enforce this Section 14, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of every other holder subject to the restrictions in this Section 14).”

8.                   Short Sales. The Warrant is hereby amended by adding a new Section 15 as follows:

“15. Short Sales.

Until the expiration of the Lock-Up Period, other than with respect to the transactions contemplated herein, neither the Holder nor any Affiliate of Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the shares and warrants, and (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) will directly or indirectly, alone or with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively “Persons”), acting on behalf of or pursuant to any understanding with such Holder or Trading Affiliate, effect or agree to effect any Short Sales (as defined below) involving the Company’s shares of common stock or other securities of the Company. Notwithstanding the foregoing, in the case of a Holder and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Holder’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s or Trading Affiliate’s assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Warrant. For purposes hereof, “Short Sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements (including on a total return basis), or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers.”

Annex A-1-4

9.                   Registration Rights. The Warrant is hereby amended by adding a new Section 16 as follows:

“16.         Registration Rights. The Company hereby covenants and agrees to provide those certain registration rights to the Holder with respect to the Exercise Shares and the Holder hereby agrees to those related rights and obligations as more particularly set forth on Exhibit A to this Warrant.”

10.                 Exhibit A. The Warrant is hereby amended by deleting the existing Exhibit A in its entirety and replacing it with Exhibit A to this Amendment.

11.                 Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

12.                 Governing Law. This Amendment will be governed by and construed under the laws of the State of California pursuant to the terms of Section 11 of the Warrant.

13.                 Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

14.                 Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

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Annex A-1-5

EXHIBIT A

REGISTRATION RIGHTS

1.                   Definitions. For purposes of this Exhibit A, capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Warrant, as amended, and the following terms shall have the meanings given them:

(a)	“Common Stock” means the common stock, par value $0.001 per share, of the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with the exercise of the Warrants.

(b)	“Damages” means any loss, damage, or liability to which a party hereto may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

(c)	“Form S-1” means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC.

(d)	“Holder” means any holder of Registrable Securities who executes and delivers an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise.

(e)	“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f)	“Registrable Securities” means the Exercise Shares.

(g)	“Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act.

(h)	“SEC” means the Securities and Exchange Commission.

(i)	“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Annex A-1-6

(j)	“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.                   Registration Rights. The Company covenants and agrees as follows:

(a)	Registration Statement. On or before June 30, 2016 (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities. Subject to any SEC comments, the registration statement filed pursuant to this Section 2(a) shall include the plan of distribution attached hereto as Appendix A. Such registration statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such registration statement relates. The expenses (other than discounts, concessions, commissions and similar selling expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2(d). In the event that the Company fails to file such registration statement by the Filing Date, then for each month following the Filing Date that the Company has not filed such registration statement, the Company shall issue Holder, as liquidated damages and not a penalty, one share of common stock for every one hundred Registrable Shares then held by such Holder; provided, however, the Company shall only be liable to issue such shares for the first three months following the Filing Date and the Company shall not be liable if any such delay is due to such Holder’s failure to promptly provide on request by the Company any information required by this Agreement or the provision of inaccurate or incomplete information by such Holder.

(b)	Obligations of the Company. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

(1)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the latter to occur of (i) the expiration of twelve months or, if earlier, such time that the distribution contemplated by the registration statement has been completed or (ii) such time that the Registrable Securities may be resold by the Holder without restriction under Rule 144;

(2)	prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all securities covered by such registration statement;

Annex A-1-7

(3)	furnish to the selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate their disposition of their Registrable Securities;

(4)	use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(5)	use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(6)	provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(7)	notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(c)	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(d)	Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All discounts, concessions, commissions and similar selling expenses relating to Registrable Securities shall be borne and paid by the selling Holder incurring such expenses.

(e)	Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

Annex A-1-8

(1)	To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the 1933 Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(2)	To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter (as defined in the 1933 Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

Annex A-1-9

(3)	Promptly after receipt by an indemnified party under this Section 2(e) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(e) give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2(e) unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.

(4)	Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the 1933 Act.

Annex A-1-10

(5)	To provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2(e) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any party hereto for which indemnification is provided under this Section 2(e) then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(6)	The obligations of the Company and Holders under this Section 2(e) shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive any termination of this Amendment.

(f)	Obligations of the Holders. Each Holder shall furnish to the Company a Selling Stockholder Questionnaire in the form attached as an exhibit to the Offer to Amend and Exercise (the “Selling Stockholder Questionnaire”) and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. The Holders shall provide such information to the Company at or prior to expiration of the Term. The Holders, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement hereunder.

(g)	Termination of Registration Statement. The Company’s obligation to maintain the effectiveness of the registration statement filed pursuant to Section 2(a) shall terminate upon such time that the Registrable Securities may be resold by all Holders without restriction under Rule 144 (as amended from time to time).

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Annex A-1-11

Appendix A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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Annex A-2

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK
AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Cryoport, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Company offered to amend (the “Offer”), upon the terms and subject to the conditions set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock, dated March 3, 2016, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), certain outstanding warrants of the Company, including the Warrant.

WHEREAS, Holder elected to participate in the Offer to amend the Warrant with respect to such number of shares of the Company’s common stock as specified in the Holder’s validly delivered Election to Consent, Participate and Exercise Warrant form, as adjusted by any pro rata reduction as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise (the “Warrant Shares” or the “Shares”).

WHEREAS, if the number of Warrant Shares is less than all of the shares of common stock issuable upon exercise of the Warrant (without giving any effect to this Amendment), then the Company is separately issuing the Holder a new warrant to purchase common stock with the same terms as the Warrant (without giving any effect to this Amendment), representing a warrant to purchase the number of shares of common stock in excess of the Warrant Shares.

WHEREAS, the Company and the Holder desire to amend the Warrant as set forth herein with respect to the number of Warrant Shares.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.                   Amendment. This Amendment shall amend the Warrant solely with respect to the number of Elected Shares, subject to any pro rata reduction as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise. The Warrant is hereby amended to provide that the number of shares that Holder has the right to purchase from the Company pursuant to the Warrant is now equal to the number of Warrant Shares.

2.                   Term. The definition of “Term” as used in the Warrant is hereby deleted and replaced in its entirety with the following:

Annex A-2-1

“The term of this Warrant (the “Term”) begins on the date this Warrant is originally issued and the rights under this Warrant expire at 9:00 p.m., Pacific Time on March 30, 2016, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated March 3, 2016 (the “Offer to Amend and Exercise”).”

3.                   Exercise Period. All references to “Exercise Period” are hereby deleted and replaced with the “Term”.

4.                   Exercise. Section 2 of the Warrant is hereby deleted and replaced in its entirety with the following:

“2.          Exercise.

(f)          Manner and Date of Exercise. The purchase rights represented by this Warrant shall be deemed exercised by delivery before the end of the Term, of all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Representation (in the form required by the Election to Consent, Participate and Exercise Warrant), (iii) a signed copy of a selling stockholder questionnaire (in the form required by the Election to Consent, Participate and Exercise Warrant), (iv) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Election to Consent, Participate and Exercise Warrant) for cancellation, and (v) cash in the amount equal to $1.25 per share multiplied by the number of Warrant Shares (collectively, the “Acceptance and Exercise Documents”). The cash shall be tendered in the form of either a check payable to Fidelity Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the end of the Term to: Cryoport, Inc., 17305 Daimler Street, Irvine, California 92614, Attn: Robert Stefanovich; Facsimile: (949) 544-8815, or via email to stockadministrator@cryoport.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant) (such delivery of the Acceptance and Exercise Documents and the cash exercise price hereinafter called the “Exercise” of this Warrant), provided, however, that the original copy of the Warrant must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile or via email. This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to the end of the Term.

(g)          Delivery of Common Stock Upon Exercise. Upon the exercise of this Warrant in compliance with the provisions of Section 2(a) hereof (the “Date of Exercise”), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise (the “Exercise Shares”). The rights under this Warrant may not be exercised in part. The exercise of this Warrant will be effective at the expiration of the Offer to Amend and Exercise at 9:00 p.m., Pacific Time, at the expiration of the Term.

Annex A-2-2

(h)          Restrictive Legend. The Holder understands that the Exercise Shares will be issued pursuant to a claimed exemption from registration under the Securities Act and thus, until such time as this Warrant and the Exercise Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act, the certificate for the Exercise Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(i)           Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant.

(j)           Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon Exercise of this Warrant.”

5.                   Payment of Warrant Exercise Price. Section 3 of the Warrant is hereby deleted and replaced in its entirety with the following:

“3.          Payment of Warrant Exercise Price.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall equal $1.25 per share. Payment of the Exercise Price may be made in the form of a check or by wire transfer.”

6.                   Registration Rights.

(a)	Section 4(b) of the Warrant is hereby deleted and replaced in its entirety with the following:

Annex A-2-3

“(b)          Registrable Securities. The Exercise Shares have registration rights pursuant to the rights and obligations set forth on Exhibit A to this Warrant.”

(b)	The Warrant is hereby amended by deleting all references therein to the Registration Rights Agreement and substituting therefor the registration rights granted pursuant to Section 4(b) of the Warrant.

7.                   Exhibit A. The Warrant is hereby amended by deleting the existing Exhibit A in its entirety and replacing it with Exhibit A to this Amendment.

8.                   Adjustments to Exercise Price; Events of Failure; Default; Holder’s Early Termination. Sections 5, 10, 11, and 12 of the Warrant are each hereby deleted in their entirety.

9.                   Lock-Up Period. The Warrant is hereby amended by adding a new Section 17 as follows:

“17.        Lock-Up Period.

(a)          Lock-Up Restrictions. The Holder agrees not to sell, make any Short Sale (as defined below) of, loan, pledge, grant any option for the purchase of, or otherwise dispose of any of the Warrant Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of sixty (60) days after the end of the Term (the “Lock-Up Period”). For the avoidance of doubt, the Holder may transfer during the Lock-Up Period any such Warrant Shares to any of its Affiliates in accordance with Section 8, provided that such Affiliate(s) agree to be bound by the same lock up restrictions.

(b)          Stop-Transfer Instructions. In order to enforce this Section 17, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of every other holder subject to the restrictions in this Section 17).”

10.                 Short Sales. The Warrant is hereby amended by adding a new Section 18 as follows:

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 “18. Short Sales.

Until the expiration of the Lock-Up Period, other than with respect to the transactions contemplated herein, neither the Holder nor any Affiliate of Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the shares and warrants, and (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) will directly or indirectly, alone or with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively “Persons”), acting on behalf of or pursuant to any understanding with such Holder or Trading Affiliate, effect or agree to effect any Short Sales (as defined below) involving the Company’s shares of common stock or other securities of the Company. Notwithstanding the foregoing, in the case of a Holder and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Holder’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s or Trading Affiliate’s assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Warrant. For purposes hereof, “Short Sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements (including on a total return basis), or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers.”

11.                 Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

12.                 Governing Law. This Amendment will be governed by and construed under the laws of the State of New York pursuant to the terms of Section 14 of the Warrant.

13.                 Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

14.                 Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

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Annex A-2-5

EXHIBIT A

REGISTRATION RIGHTS

1.                   Definitions. For purposes of this Exhibit A, capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Warrant, as amended, and the following terms shall have the meanings given them:

(a)	“Common Stock” means the common stock, par value $0.001 per share, of the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with the exercise of the Warrants.

(b)	“Damages” means any loss, damage, or liability to which a party hereto may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

(c)	“Form S-1” means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC.

(d)	“Holder” means any holder of Registrable Securities who executes and delivers an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise.

(e)	“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f)	“Registrable Securities” means the Exercise Shares.

(g)	“Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act.

(h)	“SEC” means the Securities and Exchange Commission.

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(i)	“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(j)	“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.                   Registration Rights. The Company covenants and agrees as follows:

(a)	Registration Statement. On or before June 30, 2016 (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities. Subject to any SEC comments, the registration statement filed pursuant to this Section 2(a) shall include the plan of distribution attached hereto as Appendix A. Such registration statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such registration statement relates. The expenses (other than discounts, concessions, commissions and similar selling expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2(d). In the event that the Company fails to file such registration statement by the Filing Date, then for each month following the Filing Date that the Company has not filed such registration statement, the Company shall issue Holder, as liquidated damages and not a penalty, one share of common stock for every one hundred Registrable Shares then held by such Holder; provided, however, the Company shall only be liable to issue such shares for the first three months following the Filing Date and the Company shall not be liable if any such delay is due to such Holder’s failure to promptly provide on request by the Company any information required by this Agreement or the provision of inaccurate or incomplete information by such Holder.

(b)	Obligations of the Company. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

(1)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the latter to occur of (i) the expiration of twelve months or, if earlier, such time that the distribution contemplated by the registration statement has been completed or (ii) such time that the Registrable Securities may be resold by the Holder without restriction under Rule 144;

(2)	prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all securities covered by such registration statement;

Annex A-2-7

(3)	furnish to the selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate their disposition of their Registrable Securities;

(4)	use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(5)	use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(6)	provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(7)	notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(c)	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(d)	Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All discounts, concessions, commissions and similar selling expenses relating to Registrable Securities shall be borne and paid by the selling Holder incurring such expenses.

Annex A-2-8

(e)	Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(1)	To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the 1933 Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(2)	To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter (as defined in the 1933 Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

Annex A-2-9

(3)	Promptly after receipt by an indemnified party under this Section 2(e) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(e) give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2(e) unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.

(4)	Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the 1933 Act.

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(5)	To provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2(e) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any party hereto for which indemnification is provided under this Section 2(e) then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(6)	The obligations of the Company and Holders under this Section 2(e) shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive any termination of this Amendment.

(f)	Obligations of the Holders. Each Holder shall furnish to the Company a Selling Stockholder Questionnaire in the form attached as an exhibit to the Offer to Amend and Exercise (the “Selling Stockholder Questionnaire”) and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. The Holders shall provide such information to the Company at or prior to expiration of the Term. The Holders, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement hereunder.

(g)	Termination of Registration Statement. The Company’s obligation to maintain the effectiveness of the registration statement filed pursuant to Section 2(a) shall terminate upon such time that the Registrable Securities may be resold by all Holders without restriction under Rule 144 (as amended from time to time).

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Appendix A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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Annex B

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer will automatically expire if you do not properly elect to participate on or before March 30, 2016, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Original Warrants you tender, except as provided in the Offer to Amend and Exercise. To effect your acceptance of the Offer, you must:

1.	Complete, sign and return this Election to Consent, Participate and Exercise Warrant.

2.	Tender the original copy of the warrant certificate(s) representing your Original Warrants (the “Original Warrant Certificates”) or, if you are unable to locate your Original Warrant Certificates, complete and sign an Affidavit of Loss and Indemnification Agreement (attached to the Election to Consent, Participate and Exercise Warrant as Annex E) for each Original Warrant to be exercised.

3.	Complete, sign and return the Accredited Investor Representation (attached to the Election to Consent, Participate and Exercise Warrant as Annex C).

4.	Complete, sign and return the Selling Stockholder Questionnaire (attached to the Election to Consent, Participate and Exercise Warrant as Annex D).

5.	Pay the exercise price applicable to your Amended Warrant ($1.25 x number of shares to be exercised) by check payable to “Cryoport Tender Escrow” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Consent, Participate and Exercise Warrant, Original Warrant Certificates (and/or Affidavit of Loss and Indemnification Agreement), Accredited Investor Representation, the Selling Stockholder Questionnaire, along with the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before 9:00 pm (Pacific time) on March 30, 2016, as may be extended by the Company in its sole discretion.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1- 4 ABOVE):	Cryoport, Inc. 17305 Daimler Street Irvine, California 92614 Attn: Robert Stefanovich, CFO Tel. No. (949) 470-2300

Original Warrants must be mailed or physically delivered to the Company. The Company will accept delivery of the other Acceptance and Exercise Documents via facsimile to (949) 544-8815, or via email to stockadministrator@cryoport.com.

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WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF AMENDED WARRANTS:*	Fidelity Bank ABA Routing No. 091014924 Account Name: “Cryoport, Escrow Tender” Account Number: 215118 *MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS

ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF AMENDED WARRANTS:**	Fidelity Bank Attn: Michelle Lureen 7600 Parklawn Avenue Edina, MN 55345 **CHECK MUST BE MADE PAYABLE TO “CRYOPORT TENDER ESCROW”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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Annex C

ACCREDITED INVESTOR REPRESENTATION

The undersigned understands that the purpose of this Accredited Investor Representation (“Representation”) is to permit Cryoport, Inc. (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended. The undersigned represents to the Company that (i) the information contained herein is complete and accurate and may be relied upon by the Company and (ii) the undersigned will notify the Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Representation may be furnished to such parties as the Company deems desirable to establish compliance with federal or state securities laws.

1.	Accredited Investor Status. Please state below whether any of the following definitions of an “accredited investor” applies to you (check all that are applicable):

☐	A natural person whose net worth or joint net worth with that person’s spouse, excluding the equity value of his or her principal residence, presently exceeds $1,000,000.*

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years (or $300,000 jointly with his or her spouse) and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with his or her spouse) in the current year.

☐	A director or executive officer of the Company.

☐	A corporation, partnership, or business trust not formed for the specific purpose of acquiring the securities offered, and having assets in excess of $5,000,000.

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company.

☐	An entity in which all of the equity owners meet one of the above-listed qualifications.

☐	A bank, savings and loan association, broker, dealer, insurance company, investment company, business development company, or small business investment company.

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☐	An employee benefit plan with assets greater than $5,000,000 or where the investment decision is made by a bank, savings and loan association, insurance company, or registered investment advisor.

☐	A self-directed employee benefit plan if the investment decisions are made solely by accredited investors.

☐	The undersigned is not an “Accredited Investor” because none of the above apply.

*	(For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

2.	Signatures.

For Execution by an Individual

By:

(Signature)	(Date)
Print Name:

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For Execution by an Entity

Entity Name:

By:

(Signature)	(Date)
Print Name:

Print Title:

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Annex D

Cryoport, Inc.

Selling Stockholder Questionnaire

The undersigned is the beneficial owner of common stock (including common stock which is issuable to the beneficial owner upon exercise of certain warrants, the “Registrable Securities”) of Cryoport, Inc. (the “Company”) and understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) one or more registration statements for the registration and resale of the Registrable Securities, in accordance with the terms of the Amendment to Warrant to Purchase Common Stock entered into in connection with the Company’s Offer to Amend and Exercise Warrants to Purchase Common Stock dated March 3, 2016 (the “Amendment”), among the Company and the Holders signatory thereto. A copy of the Amendment is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate as of the date hereof:

1.                   Name.

(a)	Full legal name of beneficial owner of Registrable Securities (the “Selling Stockholder”):

(b)	Full legal name of registered holder of the Registrable Securities (if not the same as (a) above):

(c)	If the registered holder of the Registrable Securities is not a natural person, the full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of such securities):

(d)	State of organization or domicile of Selling Stockholder:

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2.                   Address for Notices to Selling Stockholder:

________________________________

________________________________

________________________________

Telephone: _______________________

Fax:  ____________________________

Contact Person: ___________________

Email: ___________________________

Note:	By providing an email address, the undersigned hereby consents to receipt of notices by email.

3.                   Beneficial Ownership of Registrable Securities:

Those Exercise Shares issued to registered holder in connection with the execution and delivery by the registered holder of the Offer to Amend and Exercise.

4.                   Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of securities of the Company beneficially owned by the undersigned other than the Registrable Securities listed above in Item 3 (or if “None,” please so state):

1. ___________________ shares of common stock.

2. Warrants to purchase _________________ shares of common stock.

3.___________________________________________________.

5.                   Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes        ☐        No        ☐

(b)	If you are a broker-dealer, did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes        ☐        No        ☐

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Note:     If yes, the Commission’s staff has indicated that you should be identified as an underwriter in any registration statement filed with respect to the Registrable Securities.

(c)	Are you an affiliate of a broker-dealer?

Yes        ☐        No        ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes        ☐        No        ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in any registration statement filed pursuant to the Amendment.

(e)	If you checked “Yes” to either of the questions in Item 5(a) or Item 5(c) above, please state (i) the name of any such broker-dealer, (ii) the nature of your affiliation or association with such broker-dealer, (iii) information as to such broker-dealer’s participation in any capacity in the offering or the original placement of the Securities, and (iv) the number of shares of equity securities or face value of debt securities of the Company owned by you.

(i)

(ii)

(iii)

(iv)

6.                   Relationships with the Company:

Except as set forth below in this Item 6, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years:

7.                   Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item 3 only as set forth in Appendix A to the Amendment:

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable registration statement filed pursuant to the Amendment.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each registration statement filed pursuant to the Amendment and each related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such registration statement and the related prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with registration statements filed pursuant to the Amendment and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act of 1933, as amended.

The undersigned hereby acknowledges and is advised of the following Division of Corporation Finance Compliance and Disclosure Interpretation 239.10 regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

If the beneficial owner is an individual:

Signature:

Name (printed):

If the beneficial owner is an entity:

Entity Name:

Signature:

Name Printed:

Title of Signor:

Dated:____________________

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Annex E

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1.          The following described instrument of Cryoport, Inc., a Nevada corporation (the “Company”), was lost or stolen:

Warrant to Purchase Common Stock, Warrant Number ________________, to purchase _______________ shares of common stock of the Company, dated _______________ (the “Original Warrant”), and registered in the name of ____________________________________ (the “Holder”);

2.          The Holder is the sole and unconditional record owner of the Original Warrant.

3.          Neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except the Holder as the sole owner.

4.          This Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s Election to Consent, Participate in the Company’s Offer to Amend and Exercise, dated March 3, 2016, as amended or supplemented, and to exercise such Original Warrant (the “Offer”).

5.          The Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6.          To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any, (b) by reason of any claim which may be made in respect of the Original Warrant, (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the Original Warrant or a replacement warrant, if any.

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7.          It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of Nevada as such laws are applied to contracts between Nevada residents entered into and to be performed entirely in Nevada.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

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